     As filed with the Securities and Exchange Commission on June 13, 2000
                                                           Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                           CHATEAU COMMUNITIES, INC.
            (Exact name of Registrant as specified in its charter)

            Maryland                                             38-3132038
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                               Identification No.)

                            6160 South Syracuse Way
                       Greenwood Village, Colorado 80111
                                (303) 741-3707
 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               Gary P. McDaniel
                            Chief Executive Officer
                            6160 South Syracuse Way
                       Greenwood Village, Colorado 80111
                                (303) 741-3707
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                            Jay L. Bernstein, Esq.
                      Clifford Chance Rogers & Wells LLP
                                200 Park Avenue
                           New York, New York 10166
                                (212) 878-8000

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of the Registration Statement as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_] ________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
  Title of Class of Securities     Amount to be            Proposed Maximum         Proposed Maximum Aggregate       Amount of
        Being Registered            Registered         Offering Price Per Share          Offering Price           Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01        587,066                $26.90625 (a)               $15,795,744.56               $4170.08
          per share
====================================================================================================================================

(a) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low sale prices of the Common Stock reported on the New York Stock Exchange on June 12, 2000.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment with specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   Subject to completion, dated June 13, 2000

PROSPECTUS
----------




                                587,066 Shares

                           CHATEAU COMMUNITIES, INC.

                                 Common Stock

This Prospectus relates to the offer and sale from time to time of up to 587,066 shares of our Common Stock by the stockholder listed below under "Selling Stockholders." We may issue the 587,066 shares of our Common Stock to the selling stockholders in exchange for their 587,066 units of limited partner interest in CP Limited Partnership, our operating partnership.

The selling stockholders received the shares to which this prospectus relates from us without registration. We are registering the shares in order to permit secondary trading of such shares. However, the registration of their shares does not necessarily mean that the selling stockholders will sell their shares.

The selling stockholders may offer their shares of Common Stock through public or private transactions on the New York Stock Exchange where our Common Stock is listed for trading under the symbol "CPJ," in other markets where our Common Stock may be traded or in negotiated transactions. On June 12, 2000, the closing price of our shares of Common Stock on the New York Stock Exchange was $26.8125.

We will not receive any of the proceeds from the sale by the selling stockholders and are paying the costs of preparing and filing the Registration Statement of which this Prospectus is a part.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                         ____________________________

                 The date of this Prospectus is June __, 2000.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the Registration Statement filed with Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

     Certain information both included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative thereof or other variations thereon or comparable terminology. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of capital, interest rates, competition, supply and demand for properties in our current and proposed market areas and general accounting principles, policies and guidelines applicable to real estate investment trusts. These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus.

                                  THE COMPANY

     We are a self-administered and self-managed equity real estate investment trust and one of the largest owners/managers of manufactured home communities in the United States. At March 31, 2000, we owned and operated 165 manufactured home communities (the "Properties") located in 28 states, with an aggregate of 51,862 homesites. At March 31, 2000, the total occupancy rate for our homesites, including properties under development, was approximately 91.3%, and the occupancy rate for our stabilized property portfolio was approximately 93.1%. In addition, we currently fee manage approximately 9,700 residential homesites in 44 communities in 16 states, and conduct manufactured home sales and brokerage activities through our taxable subsidiary, Community Sales, Inc.

     We conduct substantially all of our activities through CP Limited Partnership, a Maryland limited partnership (the "Operating Partnership"). At March 31, 2000, we owned, directly and through ROC (the other general partner of the Operating Partnership), an approximate 89% general partner interest in the Operating Partnership. As general partners of the Operating Partnership, we and ROC have unilateral control and complete responsibility for the management of the Operating Partnership and over each of the Properties. Our Common Stock is listed on the NYSE under the Symbol "CPJ."

     Our executive and principal property management office, and that of the Operating Partnership, are both located at 6160 South Syracuse Way, Greenwood Village, Colorado 80111 and our telephone number is (303) 741-3707. We both have regional property management offices in Clinton Township, Michigan; Indianapolis, Indiana; Tampa, Florida; and Atlanta, Georgia.

                                USE OF PROCEEDS

     We will not receive any of the proceeds of sales of the shares of our common stock by the selling stockholders (the "Selling Stockholders").

                         DESCRIPTION OF CAPITAL STOCK

Stock -- General

     Our Articles of Incorporation, as amended and supplemented (the "Charter"), allow us to issue up to 92,000,000 shares of capital stock, currently consisting of 90,000,000 shares of common stock (par value $.01 per share) ("Common Stock"), of which, at March 31, 2000, 28,427,241 shares were issued and outstanding, and 2,000,000 shares of preferred stock (par value $.01 per share)("Preferred Stock"), of which, at December 31, 1999, 1,500,000 shares have been designated as 8.125% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"). None of the shares of Preferred Stock have been issued. Under our stock option and incentive plans, as of December 31, 1999, we had reserved for issuance up to 2,100,000 shares of Common Stock. In addition, we have reserved for issuance 3,700,000 shares of Common Stock upon the conversion of outstanding units of limited partner interest ("OP Units") in the Operating Partnership. The 1,500,000 shares of Series A Preferred Stock have been reserved for issuance upon exchange of 1,500,000 units of an equivalent series of preferred partner interests issued by the Operating Partnership. Our Board of Directors may classify or reclassify any authorized but unissued shares of capital stock into one or more classes or series (including classes or series of preferred stock) and establish the terms of such classes or series. Under Maryland law, stockholders generally are not liable for a corporation's debts or obligations. The following descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions thereof set forth in the following documents: (i) our Charter and (ii) our By-Laws, which documents are exhibits to the Registration Statement of which this Prospectus is a part.

Common Stock

     The following description of our Common Stock sets forth certain general terms and provisions of the Common Stock which may be offered by the Selling Stockholders listed below from time to time hereunder. This description is in all respects subject to and qualified in its entirety by reference to the applicable provisions of our Charter and By-Laws. Our Common Stock is listed on the NYSE under the symbol "CPJ." The transfer agent and registrar for our Common Stock is The Huntington National Bank.

     All shares of Common Stock offered hereby will, when issued, be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of stock and to the provisions of our Charter regarding "Excess Stock" (as defined below), holders of shares of Common Stock will be entitled to receive dividends on such stock if, as and when authorized and declared by our Board of Directors out of assets legally available therefor and to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all our known debts and liabilities. We currently pay quarterly dividends to holders of Common Stock.

     Subject to the provisions of our Charter regarding Excess Stock, the holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders, and, except as otherwise required by law or except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. In the election of directors, the holders of Common Stock are entitled to one vote per share for each director to be elected, but there is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

     The holders of shares of Common Stock have no conversion, sinking fund, redemption or preemptive rights to subscribe for any of our securities.

     Subject to the provisions of our Charter regarding Excess Stock, shares of Common Stock will have equal dividend, distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.

     Pursuant to Maryland law, a corporation generally cannot dissolve, amend its charter, merger, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes to be cast on the matter) is set forth in the corporation's charter. Our Charter does not provide for a lesser percentage in such situations.

                   RESTRICTIONS ON TRANSFER OF CAPITAL STOCK

     For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), our shares of Common Stock must be beneficially owned by 100 or more persons during at least 335 days of the taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

     Because our Board of Directors believes it is essential for us to continue to qualify as a real estate investment trust, the Charter, subject to certain exceptions, provides that, except as otherwise provided below, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 7% (the "Ownership Limit") of the number or value of our issued and outstanding stock (or such greater percentage up to 9.8% as shall be determined by the Board of Directors). Our Board of Directors, upon receipt of a ruling from the IRS and upon such other conditions as the Board of Directors may direct, may also exempt a proposed transferee from the Ownership Limit. Any transfer of shares of Common Stock or Preferred Stock that would (i) create a direct or indirect ownership of shares of stock in excess of the Ownership Limit, (ii) result in the shares of stock being owned by fewer than 100 persons, or (iii) result in us being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares. The foregoing restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a real estate investment trust.

     Our Charter excludes each of John A. Boll and J. Peter Ministrelli (and certain persons related to each of them) from the Ownership Limit up to a maximum level of 14.1% and 10.0% respectively.

     Any purported transfer of shares that would result in a person owning shares of capital stock in excess of the Ownership Limit or cause us to become "closely held" under Section 856(h) of the Code that is not otherwise permitted as provided above will constitute excess shares ("Excess Stock"), and shall be deemed to have been transferred to such person or persons (who are unaffiliated with us and the purported transferee), as designated from time to time by us, who shall serve as Trustee or Co-Trustees, as the case may be, of a Trust for the exclusive benefit of one or more organizations described in Sections 170(b)(1)(A) and 170(c) of the Code, as Beneficiary of such Trust. While this Excess Stock is held in trust, any dividends or other distributions shall be paid to the Trustee and the Trustee shall be deemed to hold an irrevocable proxy to vote the shares. Subject to the Ownership Limit, the Excess Stock may be retransferred by the trustee to any person (if the Excess Stock would not be Excess Stock in the hands of such person). The Purported Beneficial Transferee shall receive the lesser of (i) the price per share which such Purported Beneficial Transferee paid for the Common Stock or Preferred Stock, as the case may be, in the purported Transfer that resulted in the Excess Stock or, if the Purported Beneficial Transferee did not give value for such Excess Stock (through a gift, devise or other transaction), a price per share equal to the MArket Price for the shares of the Excess Stock on the date of the purported Transfer that resulted in the Excess Stock, and (ii) the price per share received by the Trustee from the sale or other disposition of the shares of Excess Stock held by the Trust. Any proceeds in excess of the amount payable to the Purported Beneficial Transferee shall be payable to the Beneficiary.

     If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Stock may be deemed, at our option, to have acted as our agent in acquiring such Excess Stock and to hold such Excess Stock on our behalf.

     In addition, Excess Stock shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price of the Common Stock or Preferred Stock to which such Excess Stock relates on the date we, or our designee, accept such offer. We shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Transfer which resulted in such Excess Stock and (ii) the date our Board of Directors determines in good faith that a Transfer resulting in Excess Stock has occurred, if we do not receive a notice of such Transfer.

     All certificates representing shares of stock will bear a legend referring to the restrictions described above.

     All persons who own directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 1/2 of 1% and 5%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding shares of our stock must give written notice of such ownership to us by January 31 of each year. In addition, each stockholder shall upon demand be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of Common Stock or Preferred Stock as our Board of Directors deems reasonably necessary to comply with the provisions of the Code applicable to a real estate investment trust, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Common Stock or Preferred Stock (if issued and outstanding) might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

                             SELLING STOCKHOLDERS

     The shares of Common Stock offered by this Prospectus (the "Secondary Shares") may be offered from time to time by the Selling Stockholders named below. The following table sets forth the name of the Selling Stockholders, the number of shares of Common Stock beneficially owned by the Selling Stockholders, the number of Secondary Shares offered by the Selling Stockholders and the number and percentage of shares of Common Stock beneficially owned by the Selling Stockholders upon completion of the offering of the Secondary Shares. Because the Selling Stockholders may sell all, some or none of their Secondary Shares, no estimate can be made of the actual aggregate number of Secondary Shares that will be sold hereby.

                                Number of                             Common Stock Owned After
                                ---------                             ------------------------
                                Shares of                                     Offering
                                ---------                                     --------
                               Common Stock
                               ------------
                                Owned Prior          Registered       Number of       Percentage
                                -----------          ----------       ---------       ----------
          Name                to Offering(1)           Shares         Shares(2)      of Shares(3)
          ----                ---------------          ------         ---------      ------------
Pasquale Acciavatti                3,188               3,188                 0             -
James C. Beachum                   8,746               8,273               473             -
Diane Burgett                      6,326               5,965               361             -
William and Cathy Eisenberg        4,682               4,321               361             -
Robert L. Gavette                 15,938              15,938                 0             -
Jeffrey L. Howard                 35,231              30,853             4,378             -
Cameron Lombard                   23,987              23,987                 0             -
Richard A. Roeser                  8,486               8,273               213             -
Edward E. Ruby                   116,777             112,105             4,672             -
John Schaefer                     22,707              22,707                 0             -
Nathan Stone Trust                 7,382               7,211               171             -
Phyllis Stone Trust                7,379               7,213               166             -
Lawrence J. Wiegand Trust         15,995                 312            15,683             -
James Williams Trust             332,205             324,818             7,387             -
Ural A. Prevedel                     182                 182                 0             -
Alex Terick                       15,860               5,860            10,000             -
Regina Terick                     15,860               5,860            10,000             -
                              ----------          ----------          --------
Total                            640,931             587,066            53,865
                              ==========          ==========          ========

(1) The number set forth in this column is the number of shares of Common Stock held by the Selling Stockholders and/or the number of shares of Common Stock that would be received upon a conversion, on a one-for-one basis, of OP Units held by the Selling Stockholders.

(2) Assumes that all Secondary Shares being registered hereunder are sold, although the Selling Stockholders are not obligated to sell any such Secondary Shares.

(3) Based upon 28,427,241 shares of Common Stock outstanding as of March 31, 2000. The percentage of shares to be held by each Selling Stockholder will be less than 1%.

                             PLAN OF DISTRIBUTION

     This Prospectus relates to the possible offer and sale from time to time of any Secondary Shares by the Selling Stockholders. We have registered the Secondary Shares for resale to provide the Selling Stockholders with freely tradeable securities. However, registration of the Secondary Shares does not necessarily mean that the Selling Stockholders will offer or sell any of the Secondary Shares. We will not receive any proceeds from the offering or sale of Secondary Shares by the Selling Stockholders.

     The Selling Stockholders may from time to time offer the Secondary Shares in one or more transactions (which may involve block transactions) on the NYSE or otherwise, in special offerings, exchange distributions or secondary distributions pursuant to and in accordance with the rules of the NYSE, where our Common Stock is listed for trading, in the over-the-counter market, in negotiated transactions, through the writing of options on the Secondary Shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     To the extent required at the time a particular offer of Secondary Shares is made, a Prospectus Supplement will be distributed that will set forth the names of any underwriters, dealers or agents and any commissions and other terms constituting compensation from such Selling Stockholders and any other required information.

     The Selling Stockholders may effect such transactions by selling Secondary Shares to or through broker-dealers or through other agents, and such broker-dealers or agents may receive compensation in the form of commissions from the Selling Stockholders, which will not exceed those customary in the types of transactions involved, and/or the purchasers of Secondary Shares for whom they may act as agent. The Selling Stockholders and any dealers or agents that participate in the distribution of Secondary Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of Secondary Shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting commissions under the Securities Act.

     In the event of a "distribution" of the shares, the Selling Stockholders, any selling broker-dealer or agent and any "affiliated purchasers" may be subject to Rule 102 under the Exchange Act, which would prohibit, with certain exceptions, any such persons from bidding for or purchasing any security which is the subject of such distribution until their participation in that distribution is completed.

     In order to comply with the securities laws of certain states, if applicable, the issuance Secondary Shares may be sold only through registered or licensed brokers or dealers.

                                 LEGAL MATTERS

     Clifford Chance Rogers & Wells LLP, New York, New York will pass upon the legality of the Secondary Shares.

                                    EXPERTS

     The consolidated financial statements as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the "SEC") relating to the securities offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     For further information with respect to Chateau Communities, Inc. and CP Limited Partnership and the securities offered by this prospectus, we refer you to the Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; the Chicago Regional Office, Suite 1400, 500 West Madison Street, Citicorp Center, Chicago, Illinois 60661; and the New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Registration Statement is also available through the SEC's web site at the following address: http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act 1934, as amended, until the sale of all of the securities that are part of this offering. The documents we are incorporating by reference are as follows:

     1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (Commission File No. 1-12496).

     2.   Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          2000.

     3. The description of our Common Stock contained in our Registration Statement on Form 8-A, filed pursuant to the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered.

     Registration Fee........................................  $   4,170.08

     Printing or Copying Expenses............................         5,000

     Legal Fees and Expenses.................................        20,000

     Accounting Fees and Expenses............................         5,000

     Miscellaneous...........................................        15,000

     Total...................................................  $  49,170.08

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Charter limits the liability of our directors and officers to us and our stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except to the extent that (i) it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishosesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit our ability or the ability of our stockholders to obtain other relief, such as an injunction or rescission.

     Our Charter and By-Laws require (or permit, as the case may be) us to indemnify our directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Item 16.  EXHIBITS

Exhibit No.         Description
-----------         -----------

    3.1             Our Articles of Amendment and Restatement (1993)*

    3.2             Our Articles of Amendment (1995)**

    3.3             Our Articles of Amendment (1997)***

    3.4             Our Amended and Restated By-Laws****

    3.5             Our Articles Supplementary*****

    4.1             Form of Common Stock Certificates******

    5.1             Opinion of Clifford Chance Rogers & Wells LLP

    10.1 Amended and Restated Agreement of Limited Partnership of the Operating Partnership*******

    10.2 Amendment to Amended and Restated Agreement of Limited Partnership of the Operating Partnership********

    23.1 Consent of Clifford Chance Rogers & Wells LLP (included as part of Exhibit 5.1)

    23.2            Consent of PricewaterhouseCoopers LLP

    24              Power of Attorney (included on Page II-6)

---------------
*Incorporated by reference to the Exhibits filed with our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, filed with the Commission on August 10, 1995 (Commission File No. 1-12496)

**Incorporated by reference to the Exhibits filed with our Form S-8, filed with the Commission on June 5, 1997 (Commission File No. 333-28583)

***Incorporated by reference to the Exhibits filed with our Current Report on Form 8-K, filed with the Commission on May 30, 1997 (Commission File No. 1-12496)

****Incorporated by reference to the Exhibits filed with our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, filed with the Commission on May 15, 1997 (Commission File No. 1-12496)

*****Incorporated by reference to the Exhibits filed with our Current Report on Form 8-K, filed with the Commission on May 1, 1998 (Commission File No. 33-69150)

******Incorporated by reference to the Exhibits filed with our Registration Statement on Form S-11 filed with the Commission on November 10, 1993 (Commission File No. 333-69150)

*******Incorporated by reference to the Exhibits filed with our Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 23, 1998 (Commission File No. 1-12496)

********Incorporated by reference to the Exhibits filed with the Operating Partnership's Current Report on Form 8-K, filed with the Commission on May 1, 1998 (Commission File No. 33-69150)

Item 17.  UNDERTAKINGS

       (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for a filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on the 18th of May, 2000.

                                        CHATEAU COMMUNITIES, INC.

                                        By: /s/ Tamara D. Fischer
                                            -------------------------------
                                            Tamara D. Fischer
                                            Chief Financial Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below, hereby constitutes and appoints Gary P. McDaniel, C.G. Kellogg and Tamara D. Fischer, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including pre-effective and post-effective amendments, thereto, and to file the same, with exhibits thereto and any and all other documents filed as part of or in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents of their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                          Title                                                       Date
/s/ John A. Boll                   Chairman of the Board of Directors                          May 18, 2000
----------------------------
John A. Boll

/s/ Gary P. McDaniel               Director and Chief Executive Officer                        May 18, 2000
----------------------------       (Principal Executive Officer)
Gary P. McDaniel

/s/ C.G. Kellogg                   Director and President                                      May 18, 2000
----------------------------
C.G. Kellogg

/s/ Tamara D. Fischer              Chief Financial Officer (Principal Financial and            May 18, 2000
----------------------------       Accounting Officer)
Tamara D. Fischer

/s/ Edward R. Allen                Director                                                    May 18, 2000
----------------------------
Edward R. Allen

/s/ James L. Clayton               Director                                                    May 18, 2000
----------------------------
James L. Clayton

/s/ Steven G. Davis                Director                                                    May 18, 2000
----------------------------
Steven G. Davis

/s/ James M. Hankins               Director                                                    May 18, 2000
----------------------------
James M. Hankins

/s/ James M. Lane                  Director                                                    May 18, 2000
----------------------------
James M. Lane

/s/ Donald E. Miller               Director                                                    May 18, 2000
----------------------------
Donald E. Miller

/s/ Gebran S. Anton, Jr.           Director                                                    May 18, 2000
----------------------------
Gebran S. Anton, Jr.

/s/ Rhonda Hogan                   Director                                                    May 18, 2000
----------------------------
Rhonda Hogan

                                 EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

    3.1             Our Articles of Amendment and Restatement (1993)*

    3.2             Our Articles of Amendment (1995)**

    3.3             Our Articles of Amendment (1997)***

    3.4             Our Amended and Restated By-Laws****

    3.5             Our Articles Supplementary*****

    4.1             Form of Common Stock Certificates******

    5.1             Opinion of Clifford Chance Rogers & Wells LLP

    10.1 Amended and Restated Agreement of Limited Partnership of the Operating Partnership*******

    10.2 Amendment to Amended and Restated Agreement of Limited Partnership of the Operating Partnership********

    23.1 Consent of Clifford Chance Rogers & Wells LLP (included as part of Exhibit 5.1)

    23.2            Consent of PricewaterhouseCoopers LLP

    24              Power of Attorney (included on Page II-6)

*Incorporated by reference to the Exhibits filed with our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, filed with the Commission on August 10, 1995 (Commission File No. 1-12496)

**Incorporated by reference to the Exhibits filed with our Form S-8, filed with the Commission on June 5, 1997 (Commission File No. 333-28583)

***Incorporated by reference to the Exhibits filed with our Current Report on Form 8-K, filed with the Commission on May 30, 1997 (Commission File No. 1-12496)

****Incorporated by reference to the Exhibits filed with our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, filed with the Commission on May 15, 1997 (Commission File No. 1-12496)

*****Incorporated by reference to the Exhibits filed with our Current Report on Form 8-K, filed with the Commission on May 1, 1998 (Commission File No. 33-69150)

******Incorporated by reference to the Exhibits filed with our Registration Statement on Form S-11 filed with the Commission on November 10, 1993 (Commission File No. 333-69150)

*******Incorporated by reference to the Exhibits filed with our Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 23, 1998 (Commission File No. 1-12496)

*******Incorporated by reference to the Exhibits filed with the Operating Partnership's Current Report on Form 8-K, filed with the Commission on May 1, 1998 (Commission File No. 33-69150)